         CONTACTS:    Union Drilling, Inc.
                      Christopher D. Strong
                      412-257-9390
                      Dan Steigerwald
                      412-257-9390

                    UNION DRILLING, INC. ANNOUNCES PRICING OF
                     INITIAL PUBLIC OFFERING OF COMMON STOCK

BRIDGEVILLE, PA., November 21, 2005 (BUSINESS WIRE)--Union Drilling, Inc., a
Delaware corporation (Nasdaq/NM:UDRL), today announced the pricing of its initial public offering of 8,823,530 shares of common stock at a price of $14.00 per share, half of which are being sold by the Company and half by selling stockholders. The Company's controlling stockholder has granted the underwriters an option to purchase up to an additional 1,323,530 shares of common stock to cover over-allotments, if any. The Company will not receive any proceeds from the sale of shares by the selling stockholders.

The Company intends to use the net proceeds from the offering to repay indebtedness under its revolving credit facility (approximately $52 million as of November 18, which was incurred primarily to acquire Thornton Drilling
Company, to acquire eight rigs from SPA Drilling L.P., and to acquire additional drilling rigs), approximately $5 million to upgrade its drilling rig fleet and purchase related equipment, and the balance for general corporate purposes.

J. P. Morgan Securities Inc. is acting as sole book-running manager and Jeffries
& Company, Inc. is acting as joint-lead manager for the offering. Bear, Stearns
& Co. Inc. and RBC Capital Markets Corporation are serving as co-managers.
Copies of the prospectus relating to the offering may be obtained from J. P.
Morgan's Prospectus Department., One Chase Manhattan Plaza, New York, New York
10081 (telephone 212-552-5164).

Union Drilling, Inc., headquartered in Bridgeville, Pennsylvania, provides contract land drilling services and equipment, primarily to natural gas producers, in the United States.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
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The above statements include forward-looking statements and are subject to risks and uncertainties. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. The statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate,"
"estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

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All statements other than statements of historical facts included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by the Company's management. These estimates and assumptions reflect the
Company's best judgment based on currently known market conditions and other factors relating to the Company's operations and business environment, all of which are difficult to predict and many of which are beyond its control.

Although the Company believes its estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond the Company's control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this release are not guarantees of future performance, and the Company cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the "Risk Factors" and "Management's Discussion and Analysis of
Financial Condition and Results of Operations" sections contained in its filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this release. The Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to the
Company or persons acting on its behalf.